EDGAR  EXHIBIT  14
REFERENCE  N-1A  EXHIBIT(N)
18f-3  Multiple  Class  Plan
As  Restated  September  2000
Page  13  of  13


                           THE CALVERT GROUP OF FUNDS

                         Rule 18f-3 Multiple Class Plan
                    Under the Investment Company Act of 1940

            As restated September 2000 for the sole purpose of adding
                      Calvert Impact Fund, Inc. to the Plan


     Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), requires that an investment company desiring to offer multiple classes of shares pursuant to the Rule adopt a plan setting forth the differences among the classes with respect to shareholder services, distribution arrangements, expense allocations and any related conversion features or exchange privileges. Any material amendment to the plan must be approved by the investment company's Board of Trustees/Directors, including a majority of the disinterested Board members, who must find that the plan is in the best interests of each class individually and the investment company as a whole.

     This Rule 18f-3 Multiple Class Plan ("Plan") shall apply to those funds in the Calvert Group of Funds listed in Exhibit I (each a "Fund" and collectively, "Funds") and to any future fund for which this Plan has been approved in accordance with the above paragraph.

     The provisions of this Plan are severable for each Fund or Series thereof ("Series") or Class, and whenever action is to be taken with respect to this Plan, that action must be taken separately for each Fund, Series or Class affected by the matter.

1. Class Designation. A Fund may offer shares designated Class A, Class B, Class C , Class I, and for certain money market portfolios, Class O and Class T.

2. Differences in Availability. Class A, Class B, Class C, and Class O shares shall each be available through the same distribution channels, except that (a) Class B shares may not be available through some dealers and are not available for purchases of $500,000 or more, (b) Class B shares of Calvert First Government Money Market Fund are available only through exchange from Class B or Class C shares of another Calvert Fund, and (c) Class C shares may not be available through some dealers and are not available for purchases of $1 million or more. Class I shares are generally available only directly from Calvert Group and not through dealers, and each Class I shareholder must maintain a $1 million minimum account balance. Class T shares are only available through certain dealers.

3. Differences in Services. The services offered to shareholders of each Class shall be substantially the same, except that the Rights of Accumulation, Letters of Intent and Reinvestment Privileges shall be available only to holders of Class A shares. Class I purchases and redemptions may only be made by bank wire. Class T shares have limited services by Calvert, rather the services to shareholders are provided by the dealer offering the Class T shares.

4. Differences in Distribution Arrangements. Class A shares shall be offered with a front-end sales charge, as such term is defined in Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc. The amount of the sales charge on Class A shares is set forth at Exhibit II. Sales of Class A shares of $1 million or more sold at NAV shall be subject to a 1.00% contingent deferred sales charge ("CDSC") if the shares are redeemed within one year of purchase. Class A shares shall be subject to a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act. The amount of the Distribution Plan expenses for Class A shares, as set forth at Exhibit II, are used to pay the Fund's principal underwriter for distributing and or providing services to the Fund's Class A shares. This amount includes a service fee at the annual rate of .25 of 1% of the value of the average daily net assets of Class A.

     Class B shares shall be offered with a CDSC and no front-end sales charge. The amount of the CDSC on Class B shares is set forth at Exhibit II. Class B shares shall be subject to a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act. The amount of the Distribution Plan expenses for Class B shares, as set forth at Exhibit II, are used to pay each Fund's principal underwriter for distributing and or providing services to the Fund's Class B shares. This amount includes a service fee at the annual rate of .25 of 1% of the value of the average daily net assets of Class B.

     Class C shares shall not be subject to a front-end sales charge, but shall be subject to a 1.00% CDSC if the shares are redeemed within one year of purchase. Class C shares shall be subject to a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act. The amount of the Distribution Plan expenses for Class C shares are set forth at Exhibit II. The Class C Distribution Plan pays each applicable Fund's principal underwriter for distributing and or providing services to such Fund's Class C shares. This amount includes a service fee at the annual rate of .25 of 1% of the value of the average daily net assets of Class C.

     Class I and Class O shares shall be subject to neither a front-end sales charge, nor a CDSC, nor are they subject to a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act.

Class T shares shall be subject to neither a front-end sales charge, nor a CDSC, but they are subject to a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act.

5. Expense Allocation. The following expenses shall be allocated, to the extent practicable, on a Class-by-Class basis: (a) Distribution Plan fees; (b) transfer agent and shareholder servicing fees; (c) administrative service fees; and (e) certain state registration fees.

6. Conversion Features. Class B shares shall be subject to an automatic conversion feature into Class A shares after they have been held for that number of years set forth in Exhibit II. Class A, Class C ,Class I, Class O, and Class T are not subject to automatic conversion.

7. Exchange Privileges. Class A shares shall be exchangeable only for: (a) Class A shares of other funds managed or administered by the Calvert Group; (b) shares of funds managed or administered by the Calvert Group which do not have separate share classes; and (c) shares of certain other funds specified from time to time.

     Class B shares shall be exchangeable only for: (a) Class B shares of other funds managed or administered by the Calvert Group; (b) Class A shares of other funds managed or administered by the Calvert Group, if the front-end load on the Class A shares is paid at the time of the exchange; and (c) shares of certain other funds specified from time to time.

     Class C shares shall be exchangeable only for: (a) Class C shares of other funds managed or administered by the Calvert Group and Class B shares of Calvert First Government Money Market Fund; (b) Class A shares of other funds managed or administered by the Calvert Group, if the front-end load on the Class A shares is paid at the time of the exchange; and (c) shares of certain other funds specified from time to time.

     Class I shares shall be exchangeable only for: (a) Class I shares of other funds managed or administered by the Calvert Group; (b) Class A shares of other funds managed or administered by the Calvert Group, if the front-end load on the Class A shares is paid at the time of the exchange; and (c) shares of certain other funds specified from time to time.

     Class T shares shall be exchangeable only for: (a) Class T shares of other funds managed or administered by the Calvert Group; (b) Class A shares of other funds managed or administered by the Calvert Group, if the front-end load on the Class A shares is paid at the time of the exchange; and (c) shares of certain other funds specified from time to time.

                                    Exhibit I

The  Calvert  Fund

Calvert  Tax-Free  Reserves

Calvert  Municipal  Fund,  Inc.

Calvert  Social  Investment  Fund

Calvert  World  Values  Fund,  Inc.

Calvert  New  World  Fund,  Inc.

First  Variable  Rate  Fund

Calvert  Social  Index  Series,  Inc.

Calvert  Impact  Fund,  Inc.

Dated:  September  2000

                                   Exhibit II

Calvert  Social  Investment  Fund  (CSIF)

     Maximum     Maximum     Maximum
     Class  A     Class  A     Class  C
     Front-End     12b-1  Fee     12b-1Fee
     Sales  Charge
CSIF  Balanced     4.75%     0.35%     1.00%

CSIF  Equity     4.75%     0.35%     1.00%

CSIF  Managed  Index     4.75%     0.25%     1.00%

CSIF  Bond     3.75%     0.35%     1.00%

CSIF  Technology     4.75%     0.25%     1.00%

     Balanced,
Class  B     Equity,  and          Maximum
Contingent  Deferred  Sales  Charge     Managed  Index,  Technology     Bond
12b-1  Fee
Shares  held  less  than  one  year  after  purchase     5%     4%     1.00%

More  than  one  year  but  less  than  two     4%     3%

More  than  two  years  but  less  than  three     4%     2%

More  than  three  years  but  less  than  four     3%     1%

More  than  four  years  but  less  than  five     2%

More  than  five  years  but  less  than  six     1%

Converts  to  Class  A  after     8  yrs.     6  yrs.

                                   Exhibit II

Calvert  Tax-Free  Reserves  (CTFR)

     Maximum     Maximum     Maximum     Maximum
     Class  A     Class  A     Class  C     Class  T
     Front-End     12b-1  Fee     12b-1Fee     12b-1  Fee
     Sales  Charge

CTFR  Money  Market     N/A     N/A     N/A     0.25%

CTFR  Long-Term     3.75%     0.35%     1.00%

CTFR  Vermont     3.75%     N/A     1.00%


     Long-Term     Maximum
Class  B     and     Class  B
Contingent  Deferred  Sales  Charge     Vermont     12b-1  Fee
Shares  held  less  than  one  year  after  purchase     4%     1.00%

More  than  one  year  but  less  than  two     3%

More  than  two  years  but  less  than  three     2%

More  than  three  years  but  less  than  four     1%

Converts  to  Class  A  after     6  yrs.

                                   Exhibit II

Calvert  Municipal  Fund,  Inc.  (CMF)

     Maximum     Maximum     Maximum
     Class  A     Class  A     Class  C
     Front-End     12b-1  Fee     12b-1Fee
     Sales  Charge
National  Intermediate     2.75%     0.25%     N/A

California  Intermediate     2.75%     0.25%     N/A

          Maximum
Class  B          Class  B
Contingent  Deferred  Sales  Charge     CMF     12b-1  Fee
Shares  held  less  than  one  year  after  purchase     3%     1.00%

More  than  one  year  but  less  than  two     2%

More  than  two  years  but  less  than  three     2%

More  than  three  years  but  less  than  four     1%

Converts  to  Class  A  after     4  yrs.

                                   Exhibit II

The  Calvert  Fund

     Maximum     Maximum     Maximum
     Class  A     Class  A     Class  C
     Front-End     12b-1  Fee     12b-1Fee
     Sales  Charge

New  Vision  Small  Cap     4.75%     0.25%     1.00%

Calvert  Income  Fund     3.75%     0.50%     1.00%


               Maximum
Class  B               Class  B
Contingent  Deferred  Sales  Charge     New  Vision     Income     12b-1  Fee
Shares  held  less  than  one  year  after  purchase     5%     4%     1.00%

More  than  one  year  but  less  than  two     4%     3%

More  than  two  years  but  less  than  three     4%     2%

More  than  three  years  but  less  than  four     3%     1%

More  than  four  years  but  less  than  five     2%

More  than  five  years  but  less  than  six     1%

Converts  to  Class  A  after     8  yrs.     6  yrs.

                                   Exhibit II

Calvert  World  Values  Fund,  Inc.  (CWVF)

     Maximum     Maximum     Maximum
     Class  A     Class  A     Class  C
     Front-End     12b-1  Fee     12b-1Fee
     Sales  Charge
International  Equity     4.75%     0.35%     1.00%

Capital  Accumulation     4.75%     0.35%     1.00%


          Maximum
Class  B          Class  B
Contingent  Deferred  Sales  Charge     CWVF     12b-1  Fee
Shares  held  less  than  one  year  after  purchase     5%     1.00%

More  than  one  year  but  less  than  two     4%

More  than  two  years  but  less  than  three     4%

More  than  three  years  but  less  than  four     3%

More  than  four  years  but  less  than  five     2%

More  than  five  years  but  less  than  six     1%

Converts  to  Class  A  after     8  yrs.

                                   Exhibit II

Calvert  New  World  Fund,  Inc.  (CNWF)

     Maximum     Maximum     Maximum
     Class  A     Class  A     Class  C
     Front-End     12b-1  Fee     12b-1Fee
     Sales  Charge
Calvert  New  Africa     4.75%     0.25%     1.00%


          Maximum
Class  B          Class  B
Contingent  Deferred  Sales  Charge     CNWF     12b-1  Fee
Shares  held  less  than  one  year  after  purchase     5%     1.00%

More  than  one  year  but  less  than  two     4%

More  than  two  years  but  less  than  three     4%

More  than  three  years  but  less  than  four     3%

More  than  four  years  but  less  than  five     2%

More  than  five  years  but  less  than  six     1%

Converts  to  Class  A  after     8  yrs.

                                   Exhibit II

First  Variable  Rate  Fund  (FVRF)

     Maximum     Maximum     Maximum     Maximum
     Class  A     Class  A     Class  C     Class  T
     Front-End     12b-1  Fee     12b-1Fee     12b-1  Fee
     Sales  Charge
First  Government
Money  Market     N/A     N/A     1.00%     0.25%


     Maximum
Class  B     Class  B
Contingent  Deferred  Sales  Charge     12b-1  Fee
CDSC  of  original  Class  B  Fund  purchased     1.00%
is applied upon redemption from Class B of Calvert First Government Money Market Fund.

Conversion  period  of  original  Class  B  Fund  purchased  is  applied.

                                   Exhibit II

Calvert  Social  Index  Series,  Inc.  (CSIS)

     Maximum     Maximum     Maximum
     Class  A     Class  A     Class  C
     Front-End     12b-1  Fee     12b-1Fee
     Sales  Charge
Calvert  Social  Index  Fund     4.75%     0.25%     1.00%




Class  B               Maximum
Contingent  Deferred  Sales  Charge               12b-1  Fee
Shares  held  less  than  one  year  after  purchase     5%          1.00%

More  than  one  year  but  less  than  two     4%

More  than  two  years  but  less  than  three     4%

More  than  three  years  but  less  than  four     3%

More  than  four  years  but  less  than  five     2%

More  than  five  years  but  less  than  six     1%

Converts  to  Class  A  after     8  yrs.

                                   Exhibit II

Calvert  Impact  Fund,  Inc.  (CIF)

          Maximum     Maximum     Maximum
          Class  A     Class  A     Class  C
          Front-End     12b-1  Fee     12b-1Fee
          Sales  Charge
Calvert  Large  Cap  Growth  Fund     4.75%     0.25%          1.00%


Class  B                    Maximum
Contingent  Deferred  Sales  Charge                    12b-1  Fee
Shares  held  less  than  one  year  after  purchase     5%               1.00%

More  than  one  year  but  less  than  two     4%

More  than  two  years  but  less  than  three     4%

More  than  three  years  but  less  than  four     3%

More  than  four  years  but  less  than  five     2%

More  than  five  years  but  less  than  six     1%

Converts  to  Class  A  after     6  yrs.


Dated:  September  2000